S A M S O N   I N V E S T M E N T   C O M P A N Y

March 17, 2008

Mr. David Wells, Executive Director
Neqtar Wines PTY LTD
Northwest Victoria
Australia

Subject: Letter of Intent to Purchase Neqtar Wines PTY LTD and all Related Real Property and Interests of Seller

Mr. Wells:

This Letter of Intent sets forth the terms of a proposed acquisition by Samson Investment Company or Nominee (the "Purchaser" or "Samson"), of 100% of the unencumbered Land, Buildings, Plant, Equipment, Brands, contracts, intellectual property and trade styles from the current owner entity known as Neqtar Wines PTY LTD (the "Seller" or "Neqtar" or "Company"). The principal terms of the proposed offer (the "Transaction") are set forth herein below. All dollar ($) values are quoted in Australian dollars.

1. Structure and Purchase Price. Purchaser proposes to acquire all outstanding shares of Neqtar from the Sellers for an aggregate purchase price of $44,000,000 (the "Purchase Price"), plus agreed upon purchase price adjustments. Prior to closing, Seller shall deliver to buyer a pro forma balance sheet of Company as of the intended closing date. Said offer is subject to satisfactory site visits by Samson or its designees, confirmation of all financial information, and an updated appraisal of the land, buildings and equipment.

(a) Payment of $38,000,000 shall be made at closing, plus purchase price adjustments of inventory, accounts receivable, and assumed liabilities.

(b) Payment of $6,000,000 shall be made on the fourth month anniversary of the closing pursuant to the balance sheet and all accountancy matters being verified by an independent third party. Undisclosed liabilities, reduced levels of inventory, and /or accounts receivable, shall be deducted from said amount as per the agreed upon closing balance sheet.

(c) Purchase shall include Neqtar Winery Irymple and Neqtar Winery Merbein and all affiliated land, buildings, equipment and inventory.

(d) Purchase Price shall include all Neqtar brands as well as all intellectual property rights, trademarks, etc.

4505 Las Virgenes Road, Suite 210, Calabasas, CA 91302 T: 818.880.5285 F: 818.880.4140
E-mail: mbrovsky@samsoninvestmentcompany.com
Web: www.samsoninvestmentcompany.com

(e) Samson will formalize a sales and marketing relationship with HWCG under normal practice and normal commercial terms, with performance criteria.

(f) Purchase Price shall be adjusted as follows:

i. $44,000,000
ii. plus inventory
iii. plus accounts receivable
iv. less assumed liabilities.

2. Purchaser's Timetable for Closing; Conditions. Purchaser believes that it could complete the purchase within 75 days from the execution of a final Purchase and Sale Agreement. Any obligation of Purchaser to make the tender offer will be subject to the satisfaction of all conditions customary with Transactions of this type, including without limitation the following: (I) the satisfactory completion of Purchaser's and its legal and financial advisors' due diligence investigations; (ii) the negotiation and preparation of the final Purchase and Sale Agreement document to the Shareholders; and (iii) the receipt of all material consents and approvals necessary for the consummation of the Transaction.

3. Access. The Seller shall provide representatives of Purchaser, its advisors (including legal, accounting, financial and other representatives) and its lenders (including legal, accounting and other representatives), with reasonable access to the Company and the financial, legal, tax and other data and information pertaining to the Company. Such information shall be made available to the foregoing persons on a confidential basis, all of whom shall be notified of the confidential nature thereof.

This Letter of Intent is not intended to constitute a binding agreement, but rather to serve as the basis for negotiating and drafting a definitive Purchase and Sale agreement between the parties containing the terms and conditions stated in this Letter of Intent as well as other terms and conditions to be determined.

Very truly yours,

F. Michael Brovsky

F. Michael Brovsky
Director of Finance
Samson Investment Company

Cc: Jake Shapiro, C.J. Bernhardt

Via Email

Signature Page Follows

Signature Page

Agreed and Accepted as of the date first written herein above.

Neqtar Wines PTY LTD.

By: ______________________

Title: CHIEF EXECUTIVE OFFICER

Name Printed. JIM FURZE

Samson Investment Company

By: ______________________

Title: Executive Vice President

Name Printed. CHRISTIAN W. JOHNSON